UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XILIO THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders of Xilio Therapeutics, Inc. to be held on June 10, 2025 at 11:00 a.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/XLO2025.

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class I directors nominated by our board of directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders or until his or her successor has been duly elected and qualified;
2.	The approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 600,000,000;
3.	The approval of an amendment to our restated certificate of incorporation to reflect Delaware law provisions regarding officer exculpation;
4.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s, or the SEC’s, “notice and access” rules. We believe that providing our proxy materials over the internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting. Accordingly, on or about April 28, 2025, we are sending to our stockholders a notice of internet availability of proxy materials, or the notice of availability, instead of a paper copy of our proxy materials.

Only stockholders of record at the close of business on April 11, 2025, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. As noted above, our annual meeting will be a virtual meeting of stockholders, which will be conducted exclusively via the internet as a virtual web conference. You will be able to attend the annual meeting online, vote your shares during the annual meeting and submit questions for consideration during the annual meeting through www.virtualshareholdermeeting.com/XLO2025. Please carefully review the enclosed proxy statement and the notice of availability for additional details.

Your vote is important, and we encourage all stockholders to attend the annual meeting online. Whether or not you plan to attend the annual meeting online, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible by following the instructions in the notice of availability and submitting your proxy by the internet, telephone, or by signing, dating and returning your proxy card or voting instruction form. Please review the instructions on each of your voting options described in the attached proxy statement. Further information about how to register for and attend the annual meeting online, vote your shares and submit questions for consideration at the meeting is included in the accompanying proxy statement.

Thank you for your ongoing support and continued interest in Xilio Therapeutics, Inc.

By Order of the Board of Directors,

René Russo, Pharm.D.
President and Chief Executive Officer

Waltham, Massachusetts

April 28, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING2

PROPOSAL NO. 1—ELECTION OF DIRECTORS8

PROPOSAL NO. 2—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK12

PROPOSAL NO. 3—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION15

PROPOSAL NO. 4—RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM18

CORPORATE GOVERNANCE19

EXECUTIVE OFFICERS26

Executive Compensation27

DIRECTOR COMPENSATION34

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS36

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS37

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS38

STOCK OWNERSHIP AND REPORTING41

DELINQUENT SECTION 16(a) REPORTS43

STOCKHOLDERS SHARING THE SAME ADDRESS43

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING43

OTHER MATTERS44

APPENDIX A45

APPENDIX B46

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(857) 524-2466

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Xilio Therapeutics, Inc., or Xilio, for use at the annual meeting of stockholders, or annual meeting, to be held virtually on June 10, 2025 at 11:00 a.m., Eastern Daylight Time, and at any adjournment thereof.

The annual meeting will be held exclusively online as a virtual meeting at www.virtualshareholdermeeting.com/XLO2025. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. Further information about how to attend the annual meeting online, vote your shares and submit questions during the meeting is included in this proxy statement.

In this proxy statement, unless expressly stated or the context otherwise requires, references to “Xilio,” “the company,” “we,” “us,” “our” and similar terms refer to Xilio Therapeutics, Inc. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement.

We are making this proxy statement, the related proxy card and our 2024 annual report to stockholders available to stockholders on or about April 28, 2025. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, are available for viewing, printing and downloading at www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on the SEC’s website at www.sec.gov and the “Investors & Media — Financials & Filings — SEC Filings” section of our website, which is located at https://ir.xiliotx.com. A printed copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished without charge to any stockholder upon written request to Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451 or by calling 1-800-579-1639, e-mailing sendmaterial@proxyvote.com and including your control number in the subject line, or by submitting a request at www.proxyvote.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did I Receive These Proxy Materials?

We have made these materials available to you on the internet in connection with the solicitation of proxies for use at our 2025 annual meeting of stockholders to be held online on Tuesday, June 10, 2025 at 11:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/XLO2025. As a holder of common stock, you are invited to attend the annual meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under applicable SEC rules and regulations and that is designed to assist you in voting your shares.

Purpose of the Annual Meeting

At the annual meeting, our stockholders will consider and vote on the following matters:

1.	the election of three Class I directors nominated by our board of directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders or until his or her successor has been duly elected and qualified (Proposal 1);
2.	the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 600,000,000 (Proposal 2);
3.	the approval of an amendment to our certificate of incorporation to reflect Delaware law provisions regarding officer exculpation (Proposal 3);
4.	the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 4); and
5.	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first four items noted above. Should any other business come before the annual meeting, the persons named on the company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described below, we expect that they will not be able to vote your shares on any other business that comes before the annual meeting unless they receive instructions from you with respect to such matter.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

●	FOR the election of all three director nominees to serve as Class I directors, each for a three-year term expiring at the 2028 annual meeting of stockholders or until his or her successor has been duly elected and qualified;
●	FOR the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 600,000,000;
●	FOR the approval of an amendment to our certificate of incorporation to reflect Delaware law provisions regarding officer exculpation; and
●	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com. On or about April 28, 2025, we will mail the notice of availability to stockholders, unless they have requested a printed copy of proxy materials. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the notice of availability. To facilitate delivery prior to the annual meeting, please make your request prior to May 27, 2025.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2025, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. As of the record date, there were 51,775,395 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of common stock that you own as of the record date is entitled to one vote on each matter properly brought before the annual meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

●	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your notice of availability has been sent to you directly by us. You may vote your shares by proxy prior to the annual meeting by following the instructions contained in the notice of availability and in the section titled “How to Vote and Voting Deadlines” below.
●	Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your notice of availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Virtually Attend the Annual Meeting

The annual meeting will start at 11:00 a.m., Eastern Daylight Time, on June 10, 2025 and will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to participate from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform.

Stockholders of record as of April 11, 2025 will be able to attend and participate in the annual meeting by accessing www.virtualshareholdermeeting.com/XLO2025. You may log into the virtual meeting starting at 10:45 a.m., Eastern Daylight Time, on the day of the meeting. To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice of availability and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the annual meeting. Stockholders will also have the opportunity to submit questions during the annual meeting through www.virtualshareholdermeeting.com/XLO2025. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

How to Vote and Voting Deadlines

If you are the stockholder of record of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., and not in the name of a bank, brokerage firm or other nominee, you can vote your shares by proxy prior to the annual meeting or online during the annual meeting as follows:

●	By internet prior to the annual meeting. You may transmit your proxy and vote via the internet by following the instructions provided in the notice of availability and on the proxy card. You will need to have your notice of availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com. Proxies submitted via the internet must be received by 11:59 p.m., Eastern Daylight Time, on June 9, 2025, the day before the annual meeting, for your proxy to be valid and your vote to count.

●	By telephone prior to the annual meeting. You may transmit your proxy and vote over the phone by calling 1-800-690-6903 and following the instructions provided in the notice of availability and on the proxy card. You will need to have your notice of availability or proxy card in hand when you call. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 9, 2025, the day before the annual meeting, for your proxy to be valid and your vote to count.
●	By mail prior to the annual meeting. If you requested printed copies of our proxy materials, you can vote by mail by marking, signing, and dating the proxy card and then mailing the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the internet or by telephone. Proxies submitted by mail must be received by Broadridge Financial Solutions, Inc. no later than June 9, 2025, the day before the annual meeting, for the proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.
●	Online during the annual meeting. You may vote your shares during the annual meeting by going to www.virtualshareholdermeeting.com/XLO2025 and following the instructions on that website for submitting your vote. You will need the 16-digit control number included on your notice of availability. If you vote by proxy prior to the annual meeting and choose to attend the annual meeting online, there is no need to vote again during the annual meeting unless you wish to change your vote.

If the annual meeting is adjourned or postponed, the foregoing deadlines may be extended.

If your shares are held in “street name,” meaning your shares are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares, and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to have your broker or other nominee vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Under applicable stock exchange rules, banks, brokerage firms and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “discretionary,” but not with respect to “non-discretionary” matters. With respect to non-discretionary items for which you do not give your broker voting instructions, your shares will be treated as broker non-votes. A “broker non-vote” occurs when shares held by a bank, brokerage firm or other nominee are not voted with respect to a particular proposal because the bank, brokerage firm or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its client. For a discussion of how broker non-votes will be treated, see the discussion under “Votes Required to Approve Each Proposal.”

Regardless of whether your shares are held in street name, you are welcome to attend the annual meeting online. To do so, you will need your control number included on your notice of availability, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership. However, you may not vote shares held in street name at the annual meeting, unless you obtain a legal proxy from your bank, brokerage firm or other nominee issued in your name giving you the right to vote your shares.

Even if you plan to attend the annual meeting online, we urge you to vote your shares by proxy in advance of the annual meeting so that if you become unable to attend the annual meeting, your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The notice of availability and proxy card contain instructions on how to vote by proxy via the internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the annual meeting.

How Do I Submit a Question at the Annual Meeting?

If you wish to submit a question during the annual meeting, beginning at 10:45 a.m., Eastern Daylight Time, on June 10, 2025, you may log into the virtual meeting platform using the unique link provided to you via e-mail following the completion of your registration at www.virtualshareholdermeeting.com/XLO2025 and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.virtualshareholdermeeting.com/XLO2025 during the annual meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics and rules for how questions and comments will be recognized and disclosed to meeting participants.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

A complete list of registered stockholders as of the close of business on the record date will be available for inspection by our stockholders of record at least 10 days prior to the annual meeting during normal business hours at our headquarters at 828 Winter Street, Suite 300, Waltham, MA 02451. If you are unable to inspect this list in person, please contact our Corporate Secretary by mail at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary, or by e-mail at investors@xiliotx.com to request such list. When making such request, please ensure that you have your notice of availability or proxy card available so that you can prove that you are a registered stockholder.

Quorum

A majority of our shares of common stock outstanding as of the record date must be present or represented by proxy to constitute a quorum and hold the annual meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, by mail or that are represented at the virtual annual meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, because we expect that brokers, banks or other nominees will be able to vote on at least one proposal, we expect that the shares held by these entities will be counted for purposes of determining whether a quorum is present. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum. Votes cast by proxy will be tabulated by the inspector of election appointed for the annual meeting, who will also determine whether a quorum is present.

Votes Required to Approve Each Proposal

●	Proposal 1—Election of Class I Directors: The three nominees for director to receive the highest number of votes FOR election will be elected as directors, which is called a plurality vote. Proposal 1 is expected to be considered a non-discretionary matter under applicable rules. If your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your bank or brokerage firm will not vote with respect to Proposal 1 and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of the voting on Proposal 1. You may either: (i) vote FOR all nominees; (ii) vote FOR one or more of the nominees and WITHHOLD your vote from the other nominee or nominees; or (iii) WITHHOLD your vote from all nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
●	Proposal 2—Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock: To approve the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 600,000,000, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is expected to be considered a discretionary matter under applicable rules. If your shares are held by your bank or brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 2.
●	Proposal 3—Amendment to Our Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation: To approve the amendment to our certificate of incorporation to reflect Delaware law provisions regarding officer exculpation, holders of a majority of the outstanding shares of our common stock entitled to vote thereon must vote FOR the proposal. Proposal 3 is expected to be considered a non-discretionary matter under applicable rules. If your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your bank or brokerage firm will not vote with respect to Proposal 3 and those votes will be counted as broker non-votes. Abstentions and broker non-votes will have the effect of a vote AGAINST Proposal 3
●	Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm: To approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is expected to be considered a discretionary matter under applicable rules. If your shares are held by your bank or brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 4. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 4.

Although stockholder approval of our audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will reconsider its selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

●	Submit a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or internet voting procedures described in the “How to Vote and Voting Deadlines” section above;
●	Attend the annual meeting online and vote using the procedures described in the “How to Vote and Voting Deadlines” section above; or
●	File a written revocation with our corporate secretary before or at the annual meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote and Voting Deadlines” section above.

Your virtual attendance at the annual meeting, without voting online during the annual meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies and tabulating your votes. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, e-mail or in person without additional compensation for the solicitation, but these directors, officers and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may reimburse banks, brokers and other holders of record for their reasonable, out-of-pocket expenses for forwarding these proxy materials to beneficial owners.

Voting Results

We plan to announce preliminary voting results at the annual meeting and expect to report final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

Whom Should I Contact With Any Additional Questions?

If you hold your shares directly or have additional questions about the annual meeting, please contact us at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attn: Investor Relations, or by e-mail at investors@xiliotx.com.

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, brokerage firm or other nominee directly.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and our second amended and restated bylaws, or our bylaws, our directors may fill existing vacancies on the board of directors.

The term of office of our Class I directors, René Russo, Pharm.D., Sara M. Bonstein and James Shannon, M.D., will expire at the 2025 annual meeting of stockholders. Our board of directors has nominated René Russo, Sara M. Bonstein and James Shannon for election as Class I directors at the annual meeting. Dr. Russo, Ms. Bonstein and Dr. Shannon have indicated a willingness to continue to serve as directors, if elected. If Dr. Russo, Ms. Bonstein or Dr. Shannon is elected at the 2025 annual meeting of stockholders, such individual will be elected to serve for a three-year term that will expire at our 2028 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form will be voted for Dr. Russo, Ms. Bonstein and Dr. Shannon, or, in the event that any of Dr. Russo, Ms. Bonstein or Dr. Shannon is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Information Regarding Directors

Set forth below are the names and certain information for each member of our board of directors as of April 15, 2025, including the nominees for election as Class I directors. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she was or is to be selected as a director.

Name	Age	Position(s)
Class I Directors
René Russo, Pharm.D.	50	President, Chief Executive Officer and Director
Sara M. Bonstein (1)	44	Director
James Shannon, M.D. (3)	68	Director
Class II Directors
Daniel Curran, M.D. (3)	58	Director
Robert Ross, M.D. (2)	51	Director
Yuan Xu, Ph.D. (3)	57	Director
Class III Directors
Paul J. Clancy (2)	63	Director, Chair of the Board
Christina Rossi (1)(2)	49	Director
Aoife Brennan, M.D. (1)	49	Director
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Class I Director Nominees—For a Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders

René Russo, Pharm.D., has served as our chief executive officer and as a member of our board of directors since May 2019 and served as our president from May 2021 to August 2022 and since September 2023. Dr. Russo served as entrepreneur-in-residence at New Enterprise Associates, a venture capital firm, from November 2018 to May 2019. Prior to that, she served as president and chief executive officer of Arsanis, Inc., or Arsanis, a biopharmaceutical company, from

May 2016 to December 2018, and as its chief development officer from June 2015 to May 2016. Prior to joining Arsanis, Dr. Russo served in various roles of increasing responsibility over an 11-year period, culminating in her serving as vice president, global medical affairs, at Cubist Pharmaceuticals, Inc., or Cubist, a pharmaceutical development company, focused on the development and commercialization of infectious disease therapeutics, from 2004 until its acquisition by Merck Research Laboratories, a healthcare company, in May 2015. Prior to Cubist, Dr. Russo held R&D roles at Bristol-Myers Squibb Company from 1999 to 2004, where she contributed to the successful development and global commercialization of multiple therapeutics. Dr. Russo served as chair of the board of directors of Invivyd, Inc. (formerly, Adagio Therapeutics, Inc.), a biotechnology company that she co-founded, from July 2020 to June 2022. Additionally, she served as a member of the board of directors of Arsanis from May 2016 to March 2019 and, following its merger with X4 Pharmaceuticals, Inc., or X4 Pharmaceuticals, served as a member of the board of directors of X4 Pharmaceuticals from March 2019 to November 2021. Dr. Russo currently serves on the board of directors of PRxCision, Inc. a private healthcare technology company, and the supervisory board of Leyden Laboratories B.V., a private biopharmaceutical company. Prior to joining the biotechnology industry, Dr. Russo held clinical positions at Robert Wood Johnson University Hospital and Princeton Hospital. Dr. Russo received her Pharm.D. and B.S. from Rutgers University and completed a post-doctoral fellowship in infectious diseases with Bristol-Myers Squibb. We believe Dr. Russo is qualified to serve on our board of directors because of her expertise and experience as our president and chief executive officer and her expertise in clinical development and commercialization of therapeutics in the life sciences industry.

Sara M. Bonstein has served on our board of directors since August 2021. Ms. Bonstein has more than two decades of operational and financial leadership in the life sciences industry and has served as chief financial officer of Insmed, Inc., or Insmed, a biopharmaceutical company, since January 2020, where she is responsible for Insmed’s key financial functions, including accounting, financial planning and analysis, procurement, and investor relations. Prior to joining Insmed, she served as chief financial officer and chief operating officer of OncoSec Medical Incorporated, a biotechnology company, from May 2018 to January 2020 and as the chief financial officer at Advaxis, Inc., or Advaxis, a biotechnology company, from February 2014 to April 2018. In these roles, Ms. Bonstein has led multiple capital markets and licensing transactions, while establishing strong financial controls, streamlined business operations, and building high performing teams. Prior to Advaxis, Ms. Bonstein served in various finance roles of increasing responsibility, including at Eli Lilly & Company and Johnson & Johnson, or J&J. Ms. Bonstein currently serves as a member of the board of directors of scPharmaceuticals Inc., a public pharmaceutical company. She holds a B.S. in finance from The College of New Jersey and an M.B.A. from Rider University. We believe Ms. Bonstein is qualified to serve on our board of directors because of her experience as a senior executive of several life sciences companies, including her finance and operations expertise and knowledge of the life sciences industry.

James Shannon, M.D., has served as a member of our board of directors since June 2024.  Dr. Shannon has more than 30 years of drug development and leadership experience. From 2012 until his retirement in 2015, Dr. Shannon served as the chief medical officer of GlaxoSmithKline PLC. Prior to that, Dr. Shannon spent more than a decade with Novartis, including as global head of pharma development, where he was responsible for all of Novartis’ development activities, from preclinical through Phase 4 clinical development, and oversaw an annual development budget of approximately $4 billion. Dr. Shannon currently serves as chair of the board of directors of MannKind Corporation, a public biopharmaceutical company, ProQR Therapeutics N.V., a public biotechnology company, and Kyowa Kirin (NA), a private biopharmaceutical company and subsidiary of Kyowa Kirin Co., Ltd. Dr. Shannon also serves on the board of myTomorrows, a private health technology company, and the supervisory board of Leyden Laboratories B.V., a private biopharmaceutical company. Dr. Shannon previously served on the board of directors of Horizon Therapeutics plc, a public biopharmaceutical company.  Dr. Shannon is trained in Medicine and Cardiology and received his undergraduate degree and M.D. from Queen’s University in Belfast, Northern Ireland. Dr. Shannon is also a Member of the Royal College of Physicians (UK). We believe Dr. Shannon is qualified to serve on our board of directors because of his extensive experience in the life sciences and pharmaceutical industry.

Class II Directors—Term Expiring at the 2026 Annual Meeting of Stockholders

Daniel Curran, M.D., has served as a member of our board of directors since December 2020. He has more than 20 years of pharmaceutical experience in strategy, business development, project leadership and development roles. Dr. Curran currently serves as a managing partner at Mountainfield Venture Partners, LLC, a company-creation firm, since March 2024. Previously, Dr. Curran held roles of increasing responsibility at Takeda Pharmaceutical Company Ltd., or Takeda, a pharmaceutical company, since 2008, and most recently served as a senior vice president and the head of the rare genetics and hematology therapeutic area unit from January 2019 until December 2023. Prior to Takeda, he served as vice president, corporate development at Millennium Pharmaceuticals, Inc., or Millennium, a wholly owned subsidiary of Takeda, from 1999 to 2008. Prior to Millennium, Dr. Curran held a business development role in the product planning and acquisition group at DuPont Merck Pharmaceuticals, a pharmaceutical company. Dr. Curran previously served on the board of directors of Tome Biosciences, a private biotechnology company. Dr. Curran received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from The Wharton School of the University of Pennsylvania and a B.S. in chemistry from King’s College. We believe Dr. Curran is qualified to serve on our board of directors because of his diverse experience in the life sciences industry.

Robert Ross, M.D., has served as a member of our board of directors since June 2022. Dr. Ross currently serves as chief executive officer, president and a member of the board of directors of Clasp Therapeutics, Inc., or Clasp, a private biotechnology company, since November 2023. Prior to Clasp, Dr. Ross served as chief executive officer and a member of the board of directors of Surface Oncology, Inc., or Surface, a biotechnology company, from April 2021 until its acquisition by Coherus Biosciences, Inc. in September 2023. Dr. Ross also served as Surface’s chief medical officer from October 2016 to April 2021. Before Surface, Dr. Ross served as the head of oncology at bluebird bio, Inc., or bluebird bio, and earlier served in roles as senior vice president of clinical development and pharmacovigilance and vice president of clinical development. Prior to bluebird bio, Dr. Ross worked at Genentech and Infinity Pharmaceuticals, Inc. Dr. Ross was a Fellow in Medical Oncology and a faculty member at the Dana Farber Cancer Institute, or DFCI, from 2003 to 2007, and then he maintained a clinical practice at DFCI until 2015. Dr. Ross currently serves on the board of directors of Obsidian Therapeutics, Inc., a private biotechnology company. Dr. Ross received a B.S. in biological sciences and a B.A. in philosophy from Stanford University, an M.S. in medical science from Harvard Medical School and an M.D. from Columbia University College of Physicians and Surgeons. He completed his residency training in Internal Medicine at the University of California, San Francisco. We believe Dr. Ross is qualified to serve on our board of directors because of his experience as a biopharmaceutical executive with more than 25 years of experience and his diverse experience in the life sciences industry.

Yuan Xu, Ph.D., has served as a member of our board of directors since January 2022. Dr. Xu served as chief executive officer at Legend Biotech Corporation, or Legend Biotech, a biotechnology company, from March 2018 to August 2020. In this capacity, she played a leading role in Legend Biotech’s initial public offering, global clinical development of Legend Biotech’s autologous CAR T-cell therapy CARVYKTI® (ciltacabtagene autoleucel) and a strategic partnership with Janssen Biotech, Inc. Prior to joining Legend Biotech, she served as senior vice president at Merck & Co., Inc., or Merck, from August 2015 to August 2017, where she led discovery, preclinical and technical development, and manufacturing for Merck’s biologics and vaccines subdivision. Prior to that, Dr. Xu served as general manager and vice president of biologics at Gilead Sciences, or Gilead, from March 2014 to August 2015, where she led biologics and vaccines development and oversaw all operational aspects of Gilead’s Oceanside manufacturing facility as site head. Prior to Gilead, Dr. Xu served as vice president at Novartis and led several functions in the U.S. and Europe, including the biotherapeutics development unit focusing on innovative medicines. Earlier in her career, Dr. Xu held positions of increasing responsibility at Amgen Inc., Chiron, Inc., GlaxoSmithKline PLC and Genentech Inc. Dr. Xu currently serves as a member of the boards of directors of Fate Therapeutics, Inc., a public biotechnology company, and Akero Therapeutics, Inc., a public biotechnology company. Dr. Xu received a B.S. in biochemistry from Nanjing University and a Ph.D. in biochemistry from the University of Maryland, and she completed her post-doctoral training in virology and gene therapy at the University of California, San Diego. We believe Dr. Xu is qualified to serve on our board of directors because of her experience as a biopharmaceutical executive with more than 25 years of experience.

Class III Directors-Term Expiring at the 2027 Annual Meeting of Stockholders

Paul J. Clancy has served on our board of directors since July 2020 and has served as chair of our board of directors since June 2022. Mr. Clancy has more than 35 years of experience in financial management and strategic business planning. Mr. Clancy served as executive vice president, senior advisor of Alexion Pharmaceuticals, Inc., or Alexion, a biopharmaceutical company, from November 2019 to July 2020, and as chief financial officer of Alexion from July 2017 to October 2019. Prior to Alexion, Mr. Clancy served as the executive vice president and chief financial officer at Biogen Inc. (formerly known as Biogen Idec), or Biogen, a biopharmaceutical company, since 2007. He also served as senior vice president of finance of Biogen Idec, with responsibilities for leading the treasury, tax, investor relations, and business planning groups. Prior to the merger of Biogen and Idec Pharmaceutical Corporation, Mr. Clancy was the vice president of portfolio management at Biogen. He joined Biogen in 2001 as vice president of U.S. marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of finance, strategy, and general management positions. Mr. Clancy serves as chair of the board of directors of Sionna Therapeutics, Inc., a public biopharmaceutical company, and as a member of the boards of directors of Incyte Corporation, a public pharmaceutical company, and of Exact Sciences Corporation, a public cancer diagnostics company. Mr. Clancy served as a member of the board of directors of Agios Pharmaceuticals, Inc., a public pharmaceutical company, from September 2013 to June 2023. Mr. Clancy is a Senior Visiting Lecturer of Finance at Cornell University’s Graduate School of Business. Mr. Clancy received a B.S. in business administration from Babson College and an M.B.A. from Columbia Business School. We believe Mr. Clancy is qualified to serve on our board of directors because of his extensive financial and executive leadership experience at large multinational companies.

Aoife Brennan, M.D., has served as a member of our board of directors since June 2024. Dr. Brennan has over 16 years of industry leadership and drug development experience and currently serves as chief executive officer, president and a member of the board of directors of Climb Bio, Inc. (formerly Eliem Therapeutics, Inc.), or Climb Bio, since June 2024. Prior to Climb Bio, Dr. Brennan served as chief executive officer, president and a member of the board of directors of Synlogic, Inc., or Synlogic, from October 2018 until March 2024, and previously served as its chief medical officer from September 2016 until October 2018. Prior to joining Synlogic, Dr. Brennan was vice president and head of the Rare Disease Innovation Unit at Biogen Inc., where she was responsible for research and development for programs ranging from preclinical to commercial-stage within Biogen’s rare disease portfolio. Dr. Brennan also currently serves on the board of directors of FibroGen, Inc., a public biopharmaceutical company, and Cerevance, LLC, a private pharmaceutical company. Dr. Brennan served as a member of the board of directors of RA Pharmaceuticals, Inc., a public pharmaceutical company, from September 2018 to April 2020. Dr. Brennan received her medical degree from Trinity College in Dublin, Ireland and completed her post-graduate training in internal medicine, endocrinology and metabolism at the Royal College of Physicians in Ireland. In addition, she completed post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program. We believe Dr. Brennan is qualified to serve on our board of directors because of her extensive experience with drug development, executive leadership, and prior board experience.

Christina Rossi has served as a member of our board of directors since April 2021. Ms. Rossi has served as chief operating officer of Blueprint Medicines Corporation, or Blueprint, a biopharmaceutical company, since April 2022, and from October 2018 to April 2022, Ms. Rossi served as chief commercial officer of Blueprint. From January 2016 to October 2018, Ms. Rossi served as the Multiple Sclerosis business unit head, North America, at Sanofi Genzyme, or Sanofi, a biotechnology company. Previously, Ms. Rossi served as vice president, Multiple Sclerosis Sales at Sanofi from May 2014 to December 2015 and vice president, Multiple Sclerosis Patient and Provider Services at Sanofi from June 2012 to May 2014. Prior to joining Sanofi, Ms. Rossi served in various roles at Biogen, including head, commercial strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. brand leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group. Ms. Rossi holds a B.S. in biology, cum laude, from Duke University and an M.B.A. from Harvard Business School. We believe Ms. Rossi is qualified to serve on our board of directors because of her experience as a senior executive of several life sciences companies and knowledge of the life sciences industry.

OUR board of directors recommends voting “FOR” the election of RENÉ RussO, sara M. bonstein AND JAMES SHANNON TO serve as Class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2028.

PROPOSAL NO. 2—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background

We are asking our stockholders to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock. Our certificate of incorporation currently authorizes 205,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. On April 14, 2025, our board of directors approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 shares to 600,000,000 shares and, correspondingly, to increase the number of authorized shares of our capital stock from 205,000,000 shares to 605,000,000 shares. The additional 400,000,000 shares of common stock authorized for issuance pursuant to the proposed share increase amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock are not entitled to preemptive rights or cumulative voting. The proposed amendment would not increase or otherwise affect our authorized preferred stock.

As of March 31, 2025, out of the 200,000,000 shares of common stock presently authorized, 57,258,635 shares remained available for future issuance and 142,741,365 shares were issued or reserved for issuance, as follows:

●	51,775,264 shares of common stock are outstanding;
●	10,857,092 shares of common stock are issuable upon the exercise of outstanding stock options pursuant to our 2020 Stock Incentive Plan, our 2021 Stock Incentive Plan, or the 2021 Plan, and our Amended and Restated 2022 Inducement Stock Incentive Plan, or the 2022 Inducement Plan;
●	334,125 shares of common stock are issuable upon the vesting of outstanding restricted stock units pursuant to the 2021 Plan;
●	2,217,457 shares of common stock are reserved for future issuance under the 2021 Plan;
●	1,359,889 shares of common stock are reserved for future issuance under our 2021 Employee Stock Purchase Plan;
●	592,200 shares of common stock are reserved for future issuance under the 2022 Inducement Plan;
●	25,605,338 shares of common stock are issuable upon exercise of outstanding warrants and pre-funded warrants to purchase shares of our common stock; and
●	50,000,000 shares of common stock are reserved for sale and issuance pursuant to an “at-the-market offering” under the Sales Agreement, dated March 11, 2025, by and between us and Leerink Partners LLC, as agent.

Overview of the Proposed Amendment

A copy of the amendment to our certificate of incorporation is attached as Appendix A to this proxy statement. The proposed amendment provides that Article Fourth of our certificate of incorporation be deleted in its entirety and replaced by the following (which is marked to show changes from the current provision):

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is ~~205,000,000~~ 605,000,000 shares, consisting of (i) ~~200,000,000~~ 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The proposed amendment, if approved by our stockholders, would become effective upon the filing of a certificate of amendment of our certificate of incorporation with the Secretary of State of the State of Delaware.

Our board of directors reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the board of directors determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

If our stockholders approve the proposed amendment, subject to the discretion of our board of directors, we intend to file the certificate of amendment of our certificate of incorporation with the Secretary of State of the State of Delaware as soon as practicable after the 2025 annual meeting of stockholders.

Rationale for the Proposed Amendment

Our board of directors believes that it is in our best interests to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for potential business needs. Over the past several years, we have used shares of our common stock to, among other things, engage in financings, incentivize and compensate employees and other service providers and for other general corporate purposes. The increase in the number of authorized but unissued shares of common stock would enable us, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

●	our equity incentive plans;
●	financing transactions, such as public or private offerings of common stock or convertible securities;
●	licenses, partnerships, collaborations and other similar transactions;
●	strategic investments and transactions; and
●	other corporate purposes that have not yet been identified.

At this time, other than shares that will be reserved for issuance under our existing incentive plans, employee stock purchase plan, and “at the market” equity offering program, we do not have any plans, proposals or arrangements, written or oral, to issue any of the proposed additional authorized shares of common stock for general corporate or any other purposes. Because our directors and executive officers have outstanding equity awards under our incentive plans, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the share increase amendment because, absent the amendment, we may not have sufficient authorized shares to make future awards. However, our board of directors believes that the availability of additional authorized shares of our common stock will afford us needed flexibility in acting upon financing transactions to strengthen our financial position and/or engaging in strategic activities without using cash. Unless required by applicable law or stock exchange rules, no further vote of the holders of common stock will be required with respect to any such transaction.

Potential Effects of the Proposed Amendment

The additional shares of common stock for which authorization is sought would be identical in powers, privileges and rights to the shares of common stock that are now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.

Our board of directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control.

OUR board of directors recommends voting “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL NO. 3—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

We are asking our stockholders to approve an amendment to our certificate of incorporation to update our existing director exculpation provision to include certain of our senior corporate officers. Article Seventh of our certificate of incorporation currently provides for exculpation of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL. Effective August 1, 2022, that provision of the DGCL was amended to permit eliminating or limiting monetary liability for certain senior corporate officers in limited circumstances. On April 14, 2025, our board of directors approved and declared advisable an amendment to our certificate of incorporation to update the exculpation provision and recommends that our stockholders approve the proposed amendment.  If the stockholders approve this proposal, we will file a certificate of amendment to our certificate of incorporation adding the new language included below.

Overview of the Proposed Amendment

Consistent with Delaware law, the proposed amendment to our certificate of incorporation relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims. Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:

●	claims brought by Xilio itself;
●	claims brought by stockholders in the name of Xilio (derivative claims);
●	breaches of the duty of loyalty to Xilio or our stockholders;
●	acts or omissions not in good faith;
●	acts or omissions that involve intentional misconduct;
●	acts or omissions that involve a knowing violation of law; or
●	any transaction in which the officer derived an improper personal benefit.

In accordance with Delaware law, the officers who will be covered by the expanded exculpation provision include our president; chief executive officer; chief operating officer; chief financial officer; chief legal officer; controller; treasurer; or chief accounting officer; any officer who is or was identified in our public filings with the SEC as one of the most highly compensated executive officers; and any officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Rationale for the Proposed Amendment

The State of Delaware, which is our state of incorporation, recently enacted legislation that authorizes Delaware corporations to limit the liability of certain of their officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the extent now permitted by Delaware law.

Our board of directors’ rationale for recommending this amendment is to balance stockholders’ interest in accountability with their interest in attracting and retaining the highest quality officers and avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of the board of directors.

Our board of directors considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of the absence of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid the practice among some plaintiff’s lawyers of adding officers to direct claims relating to the duty of care in M&A-related and other litigation so that claims against the officers continue even when identical claims against directors are dismissed. The board of directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.

In addition, other companies with which we compete for employees have adopted exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. The board of directors believes that failing to adopt the proposed amendment will impact recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Xilio as compared to serving as an officer at another company that does exculpate officers.

Further, our board of directors noted that the proposed provision would not eliminate stockholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit the ability of Xilio itself to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, our board of directors believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors.

Based on the above, our board of directors determined that it is in our best interests and that of our stockholders to amend the certificate of incorporation as described in this proposal.

Text of Proposed Amendment

Accordingly, we ask our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to replace the existing Article Seventh with the following (which is marked to show changes from the current director exculpation provision):

ARTICLE SEVENTH

To the fullest ~~Except to the~~ extent permitted by ~~that~~ the General Corporation Law of the State of Delaware ~~prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty~~, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer~~, notwithstanding any provision of law imposing such liability~~.  No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment, repeal or elimination.  If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Effectiveness of the Proposed Amendment

Our officers would receive the protections from liability afforded by the proposed amendment effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the proposed amendment. Our board of directors, however, reserves the right to abandon the proposed amendment at any time before it becomes effective, even if it is approved by the stockholders. If our stockholders do not approve the proposed amendment, Article Seventh of the certificate of incorporation will remain unchanged, our officers will not be entitled to exculpation as permitted under the DGCL, and the certificate of amendment setting forth the proposed amendment will not be filed with the Secretary of State of the State of Delaware.

OUR board of directors recommends voting “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

PROPOSAL NO. 4—RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2025. Although stockholder approval of our audit committee’s selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the company and our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

Fee Category	2024	2023
Audit fees(1)	$752,500	$675,000
Audit related fees(2)	$—	$—
Tax fees(3)	$19,500	$—
All other fees(4)	$—	$—
Total Fees	$772,000	$675,000

(1) “Audit fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2) “Audit-Related Fees” consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2024 or 2023.

(3) “Tax Fees” consist of fees for professional services, including tax-related compliance, advice and planning services performed by Ernst & Young LLP. Tax fees for 2024 consist of professional services related to a study of our inception to date ownership change activity under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended. There were no tax fees incurred in 2023.

(4) There were no “other fees” incurred in 2024 or 2023.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee, or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next fiscal quarter. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2024 and 2023 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

OUR board of directors recommends voting “FOR” the RATIFICATION OF THE SELECTION of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee of the board of directors is responsible for identifying and evaluating individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates. Our nominating and corporate governance committee establishes the process for identifying and evaluating director candidates, which generally includes initially seeking recommendations from our board of directors and members of management. Dr. Shannon, who was first elected as a director in 2024, was initially introduced to the nominating and corporate governance committee by another member of our board of directors. The nominating and corporate governance committee reviews the qualifications, experience, and background of candidates and selects the candidates. The committee may elect to use a third-party search firm in situations where particular qualifications or expertise are required or where existing contacts are not sufficient to identify an appropriate candidate. Final candidates are interviewed by the members of the nominating and corporate governance committee, and all members of the board of directors are also given the opportunity to meet with the candidate and provide their feedback. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

Board Member Selection Criteria

Our board of directors aspires to have a board that, taken as a whole, embodies a broad spectrum of skills, experiences and backgrounds. Accordingly, the board strives to attract potential nominees with different skills, experiences and backgrounds in the candidate pool from which the nominating and corporate governance committee recommends candidates. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders.

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s reputation for integrity, honesty, and adherence to high ethical standards, demonstrated business acumen and experience, ability to exercise sound judgement in matters that relate to our current and long-term objectives, willingness to participate in meetings and contribute positively to our decision-making process, commitment to understanding our company and our industry, and the ability to understand the sometimes conflicting interests of our stakeholders and to act in the interests of all of our stockholders. In addition, nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all stockholders and to fulfill the responsibilities of a director.

The director biographies included in this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude such individual should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Stockholder Nominations

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals must be submitted to our corporate secretary at our principal executive offices in accordance with the procedures and deadlines referenced below under the heading “Stockholder Proposals for our 2026 annual meeting.” For such recommendation to be considered, the nominating stockholder must comply with the procedural requirements and provide the specific information required by our bylaws, which includes, without limitation, appropriate biographical information and background materials to allow the nominating and corporate governance committee to properly evaluate the potential director candidate, information with respect to the stockholder or group of stockholders proposing the candidate, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws or SEC regulations.

Assuming that the required information has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Under the listing rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that the board must consider, for each member of a compensation committee, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2025, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Russo, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Russo is not an independent director under these rules because she is our president and chief executive officer.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a written charter. A current copy of each committee’s charter is posted on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at https://ir.xiliotx.com. Our board of directors also appoints from time-to-time ad hoc committees to address specific matters.

Audit Committee

The current members of our audit committee are Sara M. Bonstein, Aoife Brennan, M.D., and Christina Rossi. Ms. Bonstein serves as chair of the audit committee. Our audit committee met five times during 2024. Our audit committee’s responsibilities include:

●	selecting, appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures, compliance, and code of business conduct and ethics;
●	overseeing our internal audit function;
●	overseeing our risk assessment and risk management policies, including discussing with management our guidelines and policies that govern the process by which we manage our exposure to cybersecurity risks;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and
●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Ms. Bonstein is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable Nasdaq requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The audit committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Compensation Committee

The current members of our compensation committee are Christina Rossi, Paul Clancy and Robert Ross, M.D. Ms. Rossi serves as chair of the compensation committee. Our compensation committee met three times during 2024. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
●	overseeing an evaluation of our senior executives;
●	overseeing and administering our cash and equity incentive plans and our policies and practices regarding the timing of equity grants in relation to the release of material nonpublic information, as well as our executive compensation clawback policy;
●	reviewing and making recommendations to our board of directors with respect to non-employee director compensation;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure, if and to the extent required by SEC rules; and

●	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act and the rules and regulations thereunder). As part of determining the performance and compensation of our named executive officers and directors, our compensation committee receives recommendations from our chief executive officer (except with respect to her own performance and compensation). Our chief executive officer’s performance and compensation is approved by our board of directors based upon the recommendation of our compensation committee. No member of the management team, including our chief executive officer, has a role in determining his or her own compensation.

The compensation committee has the authority, in its sole discretion, to retain or obtain, at our expense, the advice of compensation consultants, legal counsel or other advisors to assist the compensation committee in performing its responsibilities. In 2024, the compensation committee used the services of Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon (formerly known as Radford) to provide analysis and recommendations to the compensation committee regarding cash and equity compensation for our executive officers and directors. Aon was retained exclusively by the compensation committee and has not been retained by management to perform any work for the company other than projects performed at the direction of the compensation committee. Aon reports to the compensation committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. Representatives of Aon attend regular meetings of the compensation committee, including executive sessions from time to time without any members of management present. The compensation committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Aon from independently representing the compensation committee.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Daniel Curran, M.D., James Shannon, M.D. and Yuan Xu, Ph.D. Dr. Curran serves as chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met two times during 2024. Our nominating and corporate governance committee’s responsibilities include:

●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board of directors with respect to our board’s leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending corporate governance principles to our board of directors; and
●	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met seven times during 2024. During 2024, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. For our annual meeting of stockholders in 2024, six of the eight directors serving on the board at such time were in attendance.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at https://ir.xiliotx.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

Our board of directors has also adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. A copy of the corporate governance guidelines is available on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at https://ir.xiliotx.com.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of company securities by our directors, officers, employees and other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Policies and Practices Related to the Grant of Certain Equity Awards

We grant stock options to our employees and directors on an annual basis. We also grant stock options to individuals upon hire or promotion or for retention or recognition purposes and have also granted restricted stock units for retention and recognition purposes. We currently do not grant stock appreciation rights or similar option-like instruments. During the last fiscal year, neither the board of directors nor the compensation committee took material nonpublic information into account when determining the timing or terms of stock options, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

While we do not have any policy or obligation that requires us to grant stock options to employees on specified dates, annual stock option grants to employees are typically approved in December and granted on January 1 of the following year. Stock option awards for new hires are typically approved with a grant date of the first day of the month following commencement of employment. Our annual stock option grants to non-employee directors occur automatically and without the need for any further action by the Board on the first business day following the date of each annual meeting of stockholders.

The following table presents information regarding stock options, stock appreciation rights and/or similar option-like instruments granted to our named executive officers in the fiscal year ending December 31, 2024 during any period beginning four business days before the filing of a Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information (other than a Form 8-K disclosing a material new option award grant under Item 5.02(e)), and ending one business day after the filing or furnishing of such report with the SEC.

		Number of	Per-share	Grant date	Percentage
		securities underlying	exercise price	fair value	change in the
Name	Grant Date	the award	of the award	of the award	closing market price
Christopher Frankenfield	August 3, 2024(1)	52,000	$0.8950	$ 35,578	+0.69%
(1)	Granted in connection with Mr. Frankenfield’s promotion to chief financial officer on August 3, 2024.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors, and our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors. Our chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chair from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair runs meetings of our independent directors, facilitates communications between management and the board of directors, and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors has concluded that the current leadership structure described above is appropriate for us at this time, however, the nominating and corporate governance committee will continue to periodically review our leadership structure and may recommend such changes in the future as it deems appropriate.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management processes. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including reviewing our policies and practices with respect to risk assessment and risk management, and regularly discusses with management our significant risk exposures, the potential impact of these risks on our business and the steps we take to manage them. Additionally, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including discussing guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including the process by which we manage our exposure to cybersecurity risks, as well as directors’ and officers’ liability insurance. The audit committee discusses these matters with members of management on a periodic basis, and the audit committee is notified between such updates regarding significant new risks, including with respect to cybersecurity threats or incidents. The audit committee also monitors compliance with legal and regulatory requirements.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chair of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

Attention: Corporate Secretary

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing to our chief operating officer and the chair of our audit committee at 828 Winter Street, Suite 300, Waltham, MA 02451 or via the toll-free telephone number 866-454-2061.

EXECUTIVE OFFICERS

Set forth below is certain information, as of April 15, 2025, regarding our executive officers who are not also directors.

Name	Age	Position(s)
Christopher Frankenfield	43	Chief Financial and Operating Officer
Katarina Luptakova, M.D.	49	Chief Medical Officer
Kevin Brennan	55	Senior Vice President, Finance and Accounting

Christopher Frankenfield has served as our chief financial officer since August 2024 and our chief operating officer since August 2023. Mr. Frankenfield previously served as our chief legal and administrative officer from August 2022 to August 2023 and as our general counsel from March 2021 to August 2022. Prior to joining us, Mr. Frankenfield served in roles of increasing responsibility at Blueprint Medicines Corporation, or Blueprint, from August 2015 to March 2021, including as vice president of corporate legal affairs from July 2019 to March 2021. While at Blueprint, Mr. Frankenfield was responsible for a range of corporate legal activities, including public company reporting, capital markets strategy and follow-on equity offerings, collaborations and partnerships, and supporting commercial product launches. Prior to joining Blueprint, Mr. Frankenfield was a senior associate at Wilmer Cutler Pickering Hale and Dorr LLP, where his practice focused on capital markets and strategic transactions, public company reporting and corporate governance matters. Mr. Frankenfield began his career in the advisory practice at PricewaterhouseCoopers LLP. He received his B.A. in economics from the College of William & Mary and his J.D. from the University of Virginia School of Law.

Katarina Luptakova, M.D., has served as our chief medical officer since September 2023. Dr. Luptakova previously served as our senior vice president, medical, from October 2022 to September 2023 and as our vice president, clinical research, from December 2021 to October 2022. Dr. Luptakova is a hematologist and oncologist with 20 years of experience in clinical practice and oncology drug development. Prior to joining us, Dr. Luptakova served as vice president, clinical development at Constellation Pharmaceuticals, Inc., a biopharmaceutical company, from April 2020 to October 2021, through its acquisition by MorphoSys AG in July 2021. Prior to that, Dr. Luptakova served as senior medical director and clinical lead at Tesaro, Inc., or Tesaro, a pharmaceutical company, from March 2018 to April 2020, and as medical director from September 2017 to March 2018. While at Tesaro, Dr. Luptakova contributed to the successful development and commercialization of multiple cancer therapies, including Zejula® (niraparib) and Blenrep® (belantamab mafodotin-blmf). Prior to Tesaro, Dr. Luptakova held roles of increasing responsibility in medical affairs at Takeda Oncology, the global oncology business unit of Takeda Pharmaceutical Company Limited. Earlier in her career, Dr. Luptakova was an attending physician in the Bone Marrow Transplant and Malignant Hematology division at Beth Israel Deaconess Medical Center. Dr. Luptakova received an M.D. from the Comenius University School of Medicine, Bratislava, Slovakia and completed her residency training in Internal Medicine at Caritas St. Elizabeth’s Medical Center and a clinical and research fellowship in hematology/oncology at the Beth Israel Deaconess Medical Center in Boston.

Kevin Brennan has served as our senior vice president, finance and accounting, since March 2023. Mr. Brennan has more than 25 years of finance and accounting experience within the biotechnology industry. Prior to joining us, Mr. Brennan most recently served as vice president of finance at Allena Pharmaceuticals, Inc., or Allena, a public biopharmaceutical company, from November 2020 to March 2023, where he oversaw Allena’s accounting and finance operations and strategy, as well as public company reporting. From October 2011 to October 2020, Mr. Brennan held finance and accounting roles of increasing responsibility at Allena. Prior to Allena, Mr. Brennan served in finance and accounting roles at various companies within the biotechnology industry. Mr. Brennan began his career in the audit practice at KPMG LLP, and he received a B.S. in accounting from the Wallace Carroll School of Management at Boston College.

Executive Compensation

The following discussion provides an overview of the compensation for each of René Russo, Pharm.D., our president and chief executive officer, Christopher Frankenfield, our chief financial and operating officer, and Katarina Luptakova, our chief medical officer, whom we collectively refer to as our named executive officers. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2024 and 2023.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
		Salary		Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)		($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
René Russo, Pharm.D.	2024	613,947	(5)	—	97,350	391,761	337,671	14,610	1,455,339
President and Chief Executive Officer	2023	598,000		—	—	2,124,780	263,120	14,010	2,999,910
Christopher Frankenfield	2024	506,135	(6)	—	42,625	207,490	265,721	14,340	1,036,311
Chief Financial and Operating Officer	2023	481,108		—	—	1,156,022	210,000	13,740	1,860,870
Katarina Luptakova, M.D.	2024	465,000		—	36,575	49,039	182,280	14,610	747,504
Chief Medical Officer	2023	421,667	(7)	—	—	340,253	156,240	14,010	932,170
(1)	The amounts reported reflect the aggregate fair value of restricted stock units awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 10 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying the valuation of equity awards.
(2)	The amounts reported reflect the aggregate fair value of stock options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 10 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying the valuation of equity awards.
(3)	The amounts reported represent annual performance-based bonus awards, earned for performance in the year indicated and paid in the subsequent year.
(4)	The amounts reported include life insurance premiums for Dr. Russo, Mr. Frankenfield and Dr. Luptakova in the amounts of $810, $540, and $810, respectively, for both 2024 and 2023. The amounts reported also include a 401(k) match for each of Dr. Russo, Mr. Frankenfield and Dr. Luptakova of $13,800 for 2024 and $13,200 for 2023.
(5)	Effective May 1, 2024, Dr. Russo’s annual base salary was increased to $621,920.
(6)	The amount reported for Mr. Frankenfield includes the increase in his annual base salary from $500,000 to $515,000, effective August 3, 2024, in connection with his promotion to our chief financial officer.
(7)	The amount reported for Dr. Luptakova includes the increase in her annual base salary from $400,000 to $465,000, effective September 5, 2023, in connection with her promotion to our chief medical officer.

Narrative Disclosure to Summary Compensation Table

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer, the need for adjustment, if any, of the base salaries of our named executive officers (other than with respect to herself), and our compensation committee review and evaluates without input from our chief executive officer, the need for adjustment, if any, of the base salary of our chief executive officer, in each case based on, among other things, changes and expected changes in the scope of a named executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the named executive officer during the prior year, our overall growth and development as a company, general salary or other market trends in our industry and among a peer group of companies, and where the named executive officer’s salary falls in the salary range presented by that data.

In April 2024, our compensation committee increased the 2024 annual base salary for Dr. Russo to $621,920, effective May 1, 2024. In connection with Mr. Frankenfield’s promotion to our chief financial officer on August 3, 2024, his annual base salary was increased from $500,000 to $515,000. In connection with Dr. Luptakova’s promotion to our chief medical officer on September 5, 2023, her annual base salary was increased from $400,000 to $465,000. Effective January 1, 2025, Dr. Russo, Mr. Frankenfield and Dr. Luptakova received annual base salary increases to $643,700, $533,100 and $481,300, respectively.

Annual Bonus

Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our employment agreements with each of our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our board of directors. For 2024, the target annual bonus, expressed as a percentage of base salary, was 55% for Dr. Russo, 50% for Mr. Frankenfield, and 40% for Dr. Luptakova. We typically establish annual bonus targets based on a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our compensation committee primarily based on such review process. For each of 2023 and 2024, our chief executive officer made recommendations to the compensation committee for bonus awards to our named executive officers (other than herself), and our board of directors made the final determination of the eligibility requirements for and the amount and form of such bonus awards based on the recommendation of the compensation committee. The final evaluation made by our board of directors does not involve a predetermined mathematical formula and final bonus amounts may be greater than 100% of the established bonus targets.

The categories of corporate goals that we used to propose performance-based bonuses to our compensation committee included: progressing clinical development for our most advanced product candidates; advancing our discovery pipeline for the next generation of transformative tumor-selective therapies and immune cell engagers; and extending our cash runway to enable continued development of our pipeline. In December 2024, based on our achievement or partial achievement of specific goals within each category, as well as additional achievements that were not reflected in the approved corporate goals, and key challenges that were outside of the company’s control in 2024, our board of directors determined that the company achieved 100% of the corporate goals. Based upon these corporate achievements, and considering subjective factors related to individual performance, the compensation committee approved the following 2024 annual cash bonus payments for each of our named executive officers:

Named Executive Officer	Target Award (% of Base Salary)	2024 Actual Cash Incentive Payment ($)	2024 Actual Cash Incentive Payment (% of Target Award)(1)
René Russo, Pharm.D.	55%	337,671	100%
Christopher Frankenfield	50%	265,721	105%
Katarina Luptakova, M.D.	40%	182,280	98%
(1)	Dr. Russo’s target award is weighted 100% with respect to corporate achievement. Mr. Frankenfield’s and Dr. Luptakova’s target awards are weighted 80% with respect to corporate achievement and 20% with respect to individual achievement.

For 2025, the target annual bonus percentage is 55% for Dr. Russo, 50% for Mr. Frankenfield and 40% for Dr. Luptakova.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature provides an incentive for our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock units.

Prior to our initial public offering in October 2021, our executive officers were eligible to participate in our 2020 Stock Incentive Plan. Following our initial public offering in October 2021, our employees and executive officers became eligible to receive stock options and other equity awards pursuant to our 2021 Stock Incentive Plan.

Awards of stock options, restricted stock units and, prior to our initial public offering, restricted stock, to our executive officers have been made by our board of directors or a committee delegated by our board of directors, and these awards have typically been subject to time-based vesting, generally over four years following the vesting commencement date. Upon certain terminations of employment in connection with a change of control, vesting is fully accelerated. During fiscal year 2024, we granted stock options to purchase shares of our common stock and restricted stock units to Dr. Russo, Mr. Frankenfield and Dr. Luptakova, as described in more detail in the table below under “—Outstanding Equity Awards at 2024 Fiscal Year End.” These grants included restricted stock unit awards granted in January 2024 as annual awards, as well as stock option awards granted in May 2024 in connection with our efforts to retain key executive officers and senior management. Additionally, Mr. Frankenfield received a grant of stock option awards in August 2024 in connection with his appointment as our chief financial officer.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information regarding all outstanding stock options and shares of restricted stock held by each of our named executive officers as of December 31, 2024.

	Option Awards					Stock Awards

	Number of	Number of						Market
	Securities	Securities				Number of		Value of
	Underlying	Underlying		Option		Shares of		Shares of
	Unexercised	Unexercised		Exercise	Option	Stock		Stock
	Options (#)	Options (#)		Price	Expiration	That Have		That Have
Name	Exercisable	Unexercisable		($)	Date	Not Vested (#)		Not Vested ($)(1)
René Russo, Pharm.D.	404,875	69,125	(2)(3)	1.08	4/30/2034	—		—
	—	—		—	—	177,000	(4)	169,035
	233,333	466,667	(5)	2.79	8/15/2033	—		—
	167,708	182,292	(2)(6)	2.69	12/31/2032	—		—
	106,250	43,750	(2)(7)	12.66	2/21/2032	—		—
	75,000	25,000	(2)(8)	13.83	12/21/2031	—		—
	39,615	10,426	(2)(9)	16.00	10/20/2031	—		—
	112,611	22,523	(2)(10)	11.69	8/22/2031	—		—
	443,751	29,583	(2)(11)	5.89	3/10/2031	—		—
	170,831	—	(12)	5.51	7/22/2030	—		—
	68,872	—	(13)	5.51	7/22/2030	—		—
Christopher Frankenfield	4,333	47,667	(2)(14)	0.90	8/2/2034	—		—
	30,333	177,667	(2)(3)	1.08	4/30/2034	—		—
	—	—		—	—	77,500	(4)	74,013
	100,000	200,000	(5)	2.79	8/15/2033	—		—
	50,000	100,000	(2)(15)	2.75	8/2/2033	—		—
	56,062	60,938	(2)(6)	2.69	12/31/2032	—		—
	11,666	8,334	(2)(16)	2.13	8/31/2032	—		—
	31,875	13,125	(2)(7)	12.66	2/21/2032	—		—
	29,526	7,770	(2)(9)	16.00	10/20/2031	—		—
	22,300	1,486	(17)	6.65	3/31/2031	—		—
	145,397	9,693	(17)	6.65	3/28/2031	—		—
Katarina Luptakova, M.D.	8,652	50,681	(2)(3)	1.08	4/30/2034	—		—
	—	—		—	—	66,500	(4)	63,508
	33,125	72,875	(2)(18)	2.79	9/4/2033	—		—
	8,333	16,667	(5)	2.79	8/15/2033	—		—
	16,770	18,230	(2)(6)	2.69	12/31/2032	—		—
	7,812	7,188	(2)(19)	2.37	10/31/2032	—		—
	33,157	11,053	(20)	9.69	12/6/2031	—		—
(1)	The market price of our common stock is based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024 of $0.96 per share.
(2)	This option vests over four years, in equal monthly installments, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of the named executive officer’s employment with the company.
(3)	Option will be vested in full on May 1, 2028.
(4)	This restricted stock unit vests in four equal annual installments beginning on January 1, 2025 and continuing through January 1, 2028. The vesting of this restricted stock unit will accelerate upon a qualifying termination of the named executive officer’s employment with the company.
(5)	This option vested with respect to 1/3 of the shares of common stock underlying the stock option on August 16, 2024 and will vest with respect to the remaining 2/3 of the shares on August 16, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of the named executive officer’s employment with the company.
(6)	Option will be vested in full on January 1, 2027.
(7)	Option will be vested in full on February 1, 2026.
(8)	Option will be vested in full on December 1, 2025.
(9)	Option will be vested in full on October 1, 2025.
(10)	Option will be vested in full on August 1, 2025.
(11)	This option vested in full on March 1, 2025.
(12)	This option vested over four years, in equal monthly installments from the vesting commencement date of March 12, 2020 through February 12, 2024.
(13)	This option vested over four years, in equal monthly installments from the vesting commencement date of May 15, 2019 through April 15, 2023.
(14)	Option will be vested in full on August 1, 2028.
(15)	Option will be vested in full on August 1, 2027.
(16)	Option will be vested in full on August 1, 2026.
(17)	This option vested over four years, with 25% of the shares vested on March 27, 2022 and the remaining number of shares vested thereafter in equal monthly installments through March 27, 2025.
(18)	Option will be vested in full on September 1, 2027.
(19)	Option will be vested in full on November 1, 2026.
(20)	This option vests over four years, with 25% of the shares vested on December 2, 2022 and the remaining number of shares vesting thereafter in equal monthly installments through December 2, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Luptakova’s employment with the company.

Other Compensation Policies and Practices

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case, on the same basis as other employees.

Perquisites

We do not provide perquisites or personal benefits to our named executive officers other than in connection with relocation assistance for new hires on a limited basis.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. Effective July 2022, we began matching employee contributions to our 401(k) plan at 40% of the first 5% contributed to the plan, up to a maximum of 2% of eligible compensation. As of January 2023, we match 100% of the first 3% contributed to the plan and 50% of the next 2% of compensation contributed to the plan, up to a maximum of 4% of eligible compensation. Matching contributions are 100% vested immediately. Matching contributions made to each of our named executive officers in 2024 are included in the “Summary Compensation Table” above.

Clawback Policy

In November 2023, our board of directors adopted an executive compensation clawback policy in compliance with Nasdaq listing standards and Rule 10D-1 under the Exchange Act. The clawback policy provides that, in the event that we are required to prepare an accounting restatement for periods ending on or after October 2, 2023, we will attempt to recover from our current or former executive officers, on a pre-tax basis, any amount of incentive-based compensation that (a) exceeds the amount that otherwise would have been received had it been determined based on the restated financial statement amounts, and (b) was received during the three fiscal years preceding the determination that we are required to restate our financial statements, as further specified in the clawback policy. For purposes of the clawback policy, incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, as defined in the clawback policy. The clawback policy is overseen and administered by our compensation committee.

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, family members and controlled entities from engaging in speculative transactions in our securities, including short sales, puts/calls, purchases of financial instruments (including repaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities, and margin accounts or pledges.

No Tax Gross-Ups

We do not provide for any tax gross-up payments to our named executive officers other than in connection with the tax protection of certain relocation expenses.

Agreements with our Named Executive Officers

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers, each of which provide for “at will” employment, and the employment of each executive officer can be terminated by us or the executive officer at any time and for any reason. Except in the event of certain involuntary terminations of the executive officer’s employment as described below, the executive officer must be an employee in good standing on the last day of the applicable bonus year in order to be eligible for any annual bonus.

We have also agreed to provide the following benefits under the employment agreements with each of our named executive officers, including certain severance payments and benefits in connection with a change-in-control. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

Severance Upon Termination of Employment; Change in Control

René Russo, Pharm.D.

Under the employment agreement with Dr. Russo and subject to her execution and non-revocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason (each as defined in Dr. Russo’s employment agreement), Dr. Russo is entitled to the following: (i) continued payment of her base salary for 12 months; (ii) a lump sum payment of her target bonus for the year of termination, pro-rated for the portion of the year during which she was employed by us, regardless of whether the metrics have been established or achieved (with the continued base salary and pro-rata bonus payment reduced by any amounts Dr. Russo is entitled to under a restrictive covenants agreement between her and us); and (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to her prior to her termination until the earliest of (A) a period of 12 months following the date that her employment with us is terminated, (B) if she becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of her continuation rights under COBRA. In addition, in the event that Dr. Russo’s employment is terminated by us without cause or by Dr. Russo for good reason within 12 months following a change in control (as defined in the employment agreement), Dr. Russo is entitled to the following: (i) continued payment of her then-current base salary for 18 months; (ii) a lump sum payment of 150% of the target annual bonus for the year of termination in which such termination occurred, regardless of whether the metrics have been established or achieved (with the continued base salary and target bonus payment reduced by any amounts Dr. Russo is entitled to under a restrictive covenants agreement between her and us); (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to her prior to her termination until the earliest of (A) a period of 18 months following the date that her employment with us is terminated, (B) if she becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of her continuation rights under COBRA; and

(iv) the automatic vesting and exercisability of any unvested equity awards that are subject to time-based vesting conditions then held by her on the later date of when her employment with us is terminated or the effective date of the separation agreement and release, which awards will remain exercisable for the time period set forth in the applicable grant agreement, provided that, to the extent any equity awards that Dr. Russo held prior to our initial public offering in October 2021 contain more favorable acceleration terms, any such equity awards will remain subject to the terms of those awards and not the acceleration granted under her employment agreement. Under Dr. Russo’s employment agreement, if the payments and benefits payable to Dr. Russo in connection with a change in control are subject to Section 4999 of the Internal Revenue Code, as amended, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for Dr. Russo.

In the event that Dr. Russo’s employment is terminated for any reason other than by us without cause or by Dr. Russo for good reason, then Dr. Russo will be entitled to the following: (i) her then-current base salary through her last day of employment; (ii) the amount of any documented expenses properly incurred by her on behalf of the company prior to any such termination and not yet reimbursed; and (iii) amounts or benefits to which Dr. Russo is then entitled under the terms of the benefits plans in accordance with their terms.

Employment Agreements with Named Executive Officers Other Than Chief Executive Officer

Under the employment agreement with each of Mr. Frankenfield and Dr. Luptakova, in the event of the termination of employment by us without cause or by the executive officer for good reason (each as defined in the executive officer’s employment agreement), the executive officer is entitled to the following, subject to such executive officer’s execution and non-revocation of a release of claims in our favor: (i) continued payment of such executive officer’s base salary for twelve months and nine months for each of Mr. Frankenfield and Dr. Luptakova, respectively; (ii) a lump sum payment of such executive officer’s target bonus for the year of termination, pro-rated for the portion of the year during which the executive officer was employed by us, regardless of whether the metrics have been established or achieved (with the continued base salary and pro-rata bonus payment reduced by any amounts the executive officer is entitled to under a restrictive covenants agreement between the executive officer and us, to the extent applicable); and (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to the executive officer prior to termination until the earliest of (A) a period of twelve months and nine months for each of Mr. Frankenfield and Dr. Luptakova, respectively, following the date that the executive officer’s employment with us is terminated, (B) if the executive officer becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of the executive officer’s continuation rights under COBRA.

In addition, in the event that the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within 12 months following a change in control (as defined in the employment agreement), the executive officer is entitled to the following: (i) continued payment of the executive officer’s then-current base salary for 12 months; (ii) a lump sum payment of 100% of the target annual bonus for the year of termination in which such termination occurred, regardless of whether the metrics have been established or achieved (with the continued base salary and target bonus payment reduced by any amounts the executive officer is entitled to under a restrictive covenants agreement between the executive officer and us, to the extent applicable); (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to the executive officer prior to termination until the earliest of (A) a period of 12 months following the date that the executive officer’s employment with us is terminated, (B) if the executive officer becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of the executive officer’s continuation rights under COBRA; and (iv) the automatic vesting and exercisability of any unvested equity awards that are subject to time-based vesting conditions then held by the executive officer on the later date of when the executive officer’s employment with us is terminated or the effective date of the separation agreement and release, which awards will remain exercisable for the time period set forth in the applicable grant agreement, provided that, to the extent any equity awards that the executive officer held prior to our initial public offering contain more favorable acceleration terms, any such equity awards will remain subject to the terms of those awards and not the acceleration granted under the executive officer’s employment agreement. If the payments and benefits payable to the executive officer in connection with a change in control are subject to Section 4999 of the Internal Revenue Code, as amended, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for the executive.

In the event that the executive officer’s employment is terminated for any reason other than by us without cause or by the executive officer for good reason, then the executive officer will be entitled to the following: (i) the executive officer’s then-current base salary through the last day of employment; (ii) the amount of any documented expenses properly incurred by the executive officer on behalf of us prior to any such termination and not yet reimbursed; and (iii) amounts or benefits to which the executive officer is then entitled under the terms of the benefits plans in accordance with their terms.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreements

Each of our executive officers has entered into a standard form of agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of nine months (or 12 months in the case of our chief executive officer) after the termination of his or her employment, not to solicit our employees, consultants, customers, prospective customers or suppliers during his or her employment and for a period of 12 months after the termination of his or her employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his or her employment with us that are made, conceived, discovered or developed by the executive officer, or result from or are suggested by any work performed by the executive officer for or on our behalf. Each executive officer also has agreed to provide us with a worldwide, nonexclusive, royalty-free, irrevocable, perpetual, transferable and sublicensable (through multiple tiers) license to use any prior inventions that such executive officer incorporates into inventions assigned to us under this agreement.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our executive officers or directors. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation for each of our non-employee directors during 2024.

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Director(1)	($)(2)	($)(3)	($)	($)
Sara M. Bonstein	50,000	19,058	—	69,058
Aoife Brennan, M.D.	23,352	40,155	—	63,507
Paul J. Clancy	70,000	19,058	—	89,058
Daniel Curran. M.D.	41,198	19,058	—	60,256
Tomas J. Heyman(4)	22,891	—	—	22,891
Robert Ross, M.D.	40,000	19,058	—	59,058
Christina Rossi	52,500	19,058	—	71,558
James Shannon, M.D.	23,352	40,155	—	63,507
Yuan Xu, Ph.D.	39,000	19,058	—	58,058
(1)	Dr. Russo also serves as our president and chief executive officer and does not receive any additional compensation for her service as a director. Information regarding her compensation can be found in the “Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table” included elsewhere in this proxy statement.
(2)	The amount reported represents cash compensation for services rendered by each member of our board of directors for their services on our board of directors or a committee thereof.
(3)	The amounts reported represent the aggregate grant date fair value of stock options awarded in 2024, calculated in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying the valuation of equity awards.
(4)	Mr. Heyman resigned from our board of directors on June 13, 2024. As of December 31, 2024, Mr. Heyman did not hold any stock options to purchase shares of our common stock.

As of December 31, 2024, the aggregate number of stock options held by non-employee directors was as follows:

Aggregate
Number of
Director	Option Awards
Sara M. Bonstein	104,613
Aoife Brennan, M.D.	50,000
Paul J. Clancy	219,095
Daniel Curran. M.D.	25,000
Robert Ross, M.D.	64,600
Christina Rossi	104,613
James Shannon, M.D.	50,000
Yuan Xu, Ph.D.	77,800

Narrative Disclosure to Director Compensation Table

Amended and Restated Director Compensation Policy

Our non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under our current non-employee director compensation policy, effective April 14, 2025, our non-employee directors are compensated as follows:

●	Each non-employee director will receive an annual cash fee of $40,000 ($70,000 for the chair of the board of directors).
●	Each non-employee director who is a member of the audit committee will receive an additional annual cash fee of $7,500 ($15,000 for the audit committee chair).
●	Each non-employee director who is a member of the compensation committee will receive an additional annual cash fee of $5,000 ($10,000 for the compensation committee chair).
●	Each non-employee director who is a member of the nominating and corporate governance committee will receive an additional annual cash fee of $4,000 ($8,000 for the nominating and corporate governance committee chair).
●	Each new non-employee director will receive an initial grant of a stock option to purchase 62,000 shares of common stock under the 2021 Plan upon his or her initial election to our board of directors.
●	Each continuing non-employee director that has served on our board of directors for at least six months will receive an annual grant of a stock option to purchase 31,000 shares of common stock under the 2021 Plan on the date of the first board meeting held after each annual meeting of stockholders.

All cash fees are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of such payments is prorated for any portion of such quarter that the non-employee director is not serving on our board of directors, based on the number of calendar days served by such non-employee director.

The stock options granted to our non-employee directors will have an exercise price equal to the closing price of our common stock as reported on Nasdaq on the date of grant and will expire 10 years after the date of grant. The initial stock options granted to new non-employee directors will vest as to one-third of the shares of common stock underlying such option annually on the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director through the applicable vesting date. The annual stock options granted to continuing non-employee directors will vest in full on the earlier of the first anniversary of the grant date or immediately prior to the first annual meeting of stockholders occurring after the grant date, subject to the non-employee director’s continued service as a director. In addition, the vesting of all stock options granted to non-employee directors will accelerate as to 100% of the shares upon a director’s death or disability or a change in control of us, each as defined in the form of non-employee director stock option agreement.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Under the 2021 Plan, which became effective upon our initial public offering in October 2021, the maximum aggregate amount of cash and value of equity awards granted under the 2021 Plan in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $1,000,000. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance or to a non-employee director as reimbursement of expenses, as well as any cash or equity awards granted to a non-employee director in his or her capacity as an advisor or consultant to us, will not count toward the foregoing limit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with our management and Ernst & Young LLP, our independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and letter required under applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

By the audit committee of the board of directors of Xilio Therapeutics, Inc.

Sara M. Bonstein, Chair

Aoife Brennan, M.D.

Christina Rossi

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 about the securities authorized for issuance under our equity compensation plans, consisting of the 2020 Plan, the 2021 Plan, the 2021 ESPP, and the 2022 Inducement Plan. Each of the 2020 Plan, the 2021 Plan, and the 2021 ESPP were approved by our stockholders. The 2022 Inducement Plan was first approved by our board of directors in November 2022 for use exclusively in granting equity awards to individuals who were not previously an employee or non-employee director (or following a bona fide period of non-employment), as an inducement material to such individual’s entering into employment with us, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. A description of the material terms of the 2022 Inducement Plan is included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

As of December 31, 2024
	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	under Equity
	Outstanding	Outstanding	Compensation
	Options, Warrants	Options,	Plans (Excluding
	and Rights, or upon	Warrants	Securities Reflected
	Vesting of RSUs	and Rights	in Column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders(2)(3)(4)	8,169,532	$4.21	2,839,310
Equity compensation plans not approved by security holders(5)	164,400	$1.58	610,600
Total	8,333,932	$4.15	3,449,910
(1)	The weighted average exercise price does not reflect the shares of common stock issuable upon the vesting of outstanding restricted stock units, which have no exercise price.
(2)	Consists of the 2020 Plan, 2021 Plan and 2021 ESPP.
(3)	As of December 31, 2024, 1,938,102 shares of our common stock were available for issuance under the 2021 Plan. The number of shares reserved for issuance under the 2021 Plan will be cumulatively increased on January 1 of each calendar year (through January 1, 2031) by 5% of the number of shares of our common stock outstanding on such date or such lesser amount determined by our board of directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, repurchased or are otherwise terminated by us under the 2021 Plan or the 2020 Plan are added back to the shares of common stock available for issuance under the 2021 Plan. On January 1, 2025, the number of shares reserved for issuance under the 2021 Plan increased by 2,293,405 shares.
(4)	As of December 31, 2024, 901,208 shares of our common stock were reserved for issuance under the 2021 ESPP. The number of shares reserved for issuance under the 2021 ESPP will be cumulatively increased on January 1 of each calendar year (through January 1, 2031) by 1% of the number of shares of our common stock outstanding on such date or such lesser amount determined by our board of directors (up to a maximum increase of 584,062 shares of common stock per year). On January 1, 2025, the number of shares reserved for issuance under the 2021 ESPP increased by 458,681 shares.
(5)	Consists of shares of common stock reserved for issuance under the 2022 Inducement Plan. On March 7, 2025, the board of directors reserved an additional 500,000 shares for issuance under the 2022 Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial and operating officer or chief legal officer, as applicable. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Related Person Transactions

Other than the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, set forth below is a description of transactions since January 1, 2023 to which we were or will be a party, and in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Stock Purchase Agreement and Investor Rights Agreement with Gilead Sciences, Inc.

In March 2024, we entered into a license agreement with Gilead Sciences, Inc., or Gilead, pursuant to which we granted Gilead an exclusive global license to develop and commercialize our clinical-stage product candidate, XTX301, a tumor-activated IL-12, and specified other molecules directed at IL-12. In connection with the license agreement, we entered into a stock purchase agreement with Gilead, pursuant to which we initially issued and sold 6,860,223 shares of our common stock to Gilead in a private placement at a purchase price of $1.97 per share and received aggregate gross proceeds of approximately $13.5 million. In April 2024, we issued and sold an additional 485,250 shares of our common stock at a purchase price of $0.76 per share and prefunded warrants to purchase up to an aggregate of 3,882,450 shares of our common stock at a purchase price of $0.7599 per prefunded warrant, and we received approximately $3.3 million in aggregate gross proceeds. In December 2024, we issued and sold an additional 1,759,978 shares of our common stock at a purchase price of $1.04 per share and prefunded warrants to purchase up to an aggregate of 6,092,816 shares of our common stock at a purchase price of $1.0399 per prefunded warrant, and we received approximately $8.2 million in aggregate gross proceeds. The prefunded warrants are exercisable any time at an exercise price of $0.0001 per share, subject to Gilead not being deemed a beneficial owner of greater than 19.99% of our common stock upon the exercise of the prefunded warrants.

In connection with entering into the stock purchase agreement, we entered into an investor rights agreement with Gilead, pursuant to which Gilead is subject to certain transfer and standstill restrictions and is entitled to certain registration rights with respect to shares issued pursuant to the stock purchase agreement after the termination of the transfer restrictions. We and Gilead have each granted the other customary indemnification rights in connection with the registration of the shares issued under the stock purchase agreement.

March 2024 Private Placement

In March 2024, we entered into a securities purchase agreement with certain existing accredited investors, including certain of our 5% stockholders and their affiliates, and issued and sold an aggregate of 1,953,125 shares of our common stock at a price of $0.64 per share and to one of these investors, in lieu of shares of common stock, prefunded warrants to purchase up to an aggregate of 15,627,441 shares of our common stock at a purchase price of $0.6399 per prefunded warrant, through a private placement. We received aggregate gross proceeds of approximately $11.3 million from the private placement, before deducting placement agent fees and expenses payable by us.

The following table sets forth the aggregate number of shares of our common stock and prefunded warrants that we issued and sold to such 5% stockholders and their affiliates, and the aggregate purchase price paid by such stockholder for such shares and prefunded warrants:

	Number of	Number of Shares Underlying Prefunded	Cash Purchase
Purchaser(1)	Shares Purchased	Warrant Purchased	Price
Entities affiliated with Bain Capital Life Sciences Investors, LLC	—	15,627,441	$ 9,999,999.50
Entities affiliated with Rock Springs Capital Management LP(2)	1,562,500	—	$ 1,000,000.00
(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.
(2)	Consists of (i) 1,330,625 shares of common stock purchased by Rock Springs Capital Master Fund LP and (ii) 231,875 shares of common stock purchased by Four Pines Master Fund LP.

In connection with entering into the securities purchase agreement, we entered into a registration rights agreement with each of the investors in the private placement, pursuant to which we agreed to file within 30 days of the closing of the private placement, a registration statement covering the resale by the investors of the shares of common stock issued and sold in, and the shares of common stock underlying the prefunded warrants issued and sold in, the private placement. The registration rights agreement requires us to pay certain expenses relating to such registration, and we have granted the investors, and the investors have granted us, customary indemnification rights in connection with the registration statement.

Stock Purchase Agreement and Investor Rights Agreement with AbbVie Inc.

In February 2025, we entered into a collaboration, license and option agreement with AbbVie Inc., or AbbVie, for up to four programs leveraging our proprietary tumor-activation technology and platform. In connection with the collaboration, license and option agreement, we entered into a stock purchase agreement with AbbVie, pursuant to which we issued and sold 4,347,826 shares of our common stock to AbbVie in a private placement at a purchase price of $2.30 per share and received aggregate gross proceeds of approximately $10.0 million. As a result of its stock purchase, AbbVie owned approximately 8.4% of our outstanding shares of common stock as of March 31, 2025.  See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by AbbVie.

In connection with entering into the stock purchase agreement, we entered into an investor rights agreement with AbbVie, pursuant to which AbbVie is subject to certain transfer and standstill restrictions and is entitled to certain registration rights with respect to shares issued pursuant to the stock purchase agreement after the termination of the transfer restrictions. We and AbbVie have each granted the other customary indemnification rights in connection with the registration of the shares issued under the stock purchase agreement.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2025 by:

●	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock.
●	each of our directors;
●	each of our named executive officers listed in the Summary Compensation table above; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after March 31, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 51,775,264 shares of our common stock outstanding as of March 31, 2025. Except as otherwise set forth below, the address of the beneficial owner is c/o Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

			Total Shares	Percentage of
			Owned plus	Shares
	Number of	Right to	Right to	Beneficially
Name of Beneficial Owner	Shares Owned	Acquire(1)	Acquire	Owned (%)
5 % Stockholders
Gilead Sciences, Inc.(2)	9,105,451	—	9,105,451	17.6%
GKCC, LLC(3)	7,000,000	—	7,000,000	13.5%
AbbVie, Inc(4)	4,347,826	—	4,347,826	8.4%
Entities affiliated with Rock Springs Capital Management LP(5)	3,003,259	—	3,003,259	5.8%
Entities affiliated with Bain Capital Life Sciences Investors, LLC(6)	2,805,413	—	2,805,413	5.4%
Named Executive Officers and Directors
René Russo, Pharm.D.	244,883	1,945,892	2,190,775	4.1%
Christopher Frankenfield	19,375	598,515	617,890	1.2%
Katarina Luptakova, M.D.	16,625	168,176	184,801	*
Sara M. Bonstein	—	79,613	79,613	*
Aoife Brennan, M.D.	—	—	—	*
Paul J. Clancy	—	194,095	194,095	*
Daniel Curran, M.D.	—	—	—	*
Robert Ross, M.D.	—	30,800	30,800	*
Christina Rossi	—	79,613	79,613	*
James Shannon, M.D.	—	—	—	*
Yuan Xu, Ph.D.	—	52,800	52,800	*
All executive officers and directors as a group (12 persons)(7)	285,883	3,202,628	3,488,511	6.3%
(1)	Consists of shares of our common stock that may be acquired upon the exercise of stock options to purchase shares of our common stock that are exercisable on or within 60 days of March 31, 2025.
(2)	Based on a Schedule 13G/A filed by Gilead Sciences, Inc., or Gilead, on December 19, 2024, reporting beneficial ownership as of December 18, 2024. Consists of 9,105,451 shares of common stock owned by Gilead and excludes prefunded warrants to purchase up to 9,975,266 shares of common stock held by Gilead. The prefunded warrants may not be exercised to the extent that Gilead would beneficially own more than 19.99% of our shares of outstanding common stock after giving effect to such exercise. The address for Gilead is 333 Lakeside Drive, Foster City, California 94404.

(3)	Based solely on a Schedule 13G filed by GKCC, LLC, on September 27, 2024, reporting beneficial ownership as of June 7, 2024. Consists of shares of common stock held by GKCC, LLC and beneficially owned by GKCC, LLC and Yekaterina Chudnovsky, who is the sole member and manager of GKCC, LLC. Each of GKCC, LLC and Yekaterina Chudnovsky has sole voting and dispositive power over the shares of common stock. The address GKCC, LLC and Yekaterina Chudnovsky is 501 Silverside Road, Suite 87AVA, Wilmington, DE 19809.
(4)	Based solely on a Schedule 13G filed by AbbVie, Inc., or AbbVie, on February 18, 2025, reporting beneficial ownership as of February 11, 2025. Consists of shares of common stock held by and beneficially owned by AbbVie. AbbVie has sole voting and dispositive power over the shares of common stock. The address of AbbVie is 1 North Waukegan Road, North Chicago, Illinois, 60064-6400.
(5)	Based solely on a Schedule 13G/A filed by Rock Springs Capital Management LP, or RSCM, Rock Springs Capital LLC, or RSC, and Rock Springs Capital Master Fund LP, or RS Master Fund, on November 12, 2024, reporting beneficial ownership as of September 30, 2024. Consists of (i) 2,600,625 shares of common stock held by RS Master Fund and beneficially owned by RSCM and RSC (ii) 402,634 shares of common stock held by Four Pines Master Fund LP and beneficially owned by RSCM and RSC. Each of RSCM and RSC have shared voting and shared dispositive power over 3,003,259 shares and RS Master Fund has shared voting and shared dispositive power over 2,600,625 shares. The address of RSCM and RSC is 650 South Exeter, Suite 1070, Baltimore, Maryland 21202, and the address of RS Master Fund is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(6)	Based on a Schedule 13G/A filed by Bain Capital Life Sciences Fund II, L.P., on November 14, 2024, reporting beneficial ownership as of September 30, 2024. Consists of (i) 1,348,682 shares of common stock held by Bain Capital Life Sciences Fund II, L.P., or BCLS II, (ii) 1,292,469 shares of common stock held by BCLS II Investco, LP, or BCLS II Investco, and (iii) 164,262 shares of common stock held by BCIP Life Sciences Associates, LP, or BCIPLS, and, together with BCLS II and BCLS II Investco, the Bain Capital Life Sciences Entities. Amounts reported do not include prefunded warrants to purchase up to 15,627,441 shares of common stock held by BCLS II Equity Opportunities, LP, or BCLS II Equity. The prefunded warrants may not be exercised to the extent that the holder (together with its affiliates) would beneficially own more than 9.99% of our shares of outstanding common stock after giving effect to such exercise. BCLS II has shared voting and dispositive power over all shares held by the Bain Capital Life Science Entities, and each of the other Bain Life Sciences Entities shares voting and dispositive power over the shares it holds with BCLS II. The address of Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
(7)	Consists of (a) 285,883 shares of common stock and (b) 3,202,628 shares of common stock underlying options exercisable within 60 days of March 31, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Directors, executive officers and persons who own more than 10% of our common stock are required by SEC regulations to furnish us with copies of all such reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal year 2024, all required reports were filed on a timely basis under Section 16(a), except for one late Form 3 reporting the holdings of GKCC, LLC, filed on September 27, 2024.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials, including the notice of internet availability of proxy materials or, if requested, the 2024 Annual Report and proxy statement, may have been sent to multiple stockholders in your household, unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary, telephone: (857) 524-2466, e-mail: investors@xiliotx.com. If you would like to receive separate copies of the notice of internet availability of proxy materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail.

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the first anniversary of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary.

If a stockholder wishes to propose a nominee for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement, the nominating stockholder must comply with the advance notice procedure set forth in our bylaws and the additional requirements and procedures outlined in Rule 14a-19 of the Exchange Act. Stockholders at an annual meeting may only consider proposals or nominations (i) specified in the notice of meeting or (ii) brought before the meeting (a) by or at the direction of the board of directors or (b) by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has complied with the procedures in our bylaws and timely delivered to our corporate secretary notice in proper form of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, for stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 10, 2026 and no later than March 12, 2026. However, in the event that the date of the 2026 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in compliance with Rule 14a-19 under the Exchange Act must comply with the additional requirements of Rule 14a-19(b), including providing notice of such proxy solicitation. Such notice must be provided by no later than March 12, 2026; however, if the date of our 2026 annual meeting of stockholders changes by more than 30 calendar days from the first anniversary of our 2025 annual meeting of stockholders, then such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following our public announcement of the date of the 2026 annual meeting of stockholders.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting. However, if any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

XILIO THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Xilio Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 605,000,000 shares, consisting of (i) 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this __ day of _______, 2025.

XILIO THERAPEUTICS, Inc.

By: ________________________________

René Russo

President and Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

XILIO THERAPEUTICS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Xilio Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:	That Article SEVENTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this __ day of _______, 2025.

XILIO THERAPEUTICS, Inc.

By: ________________________________

René Russo

President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V71580-P29250 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! XILIO THERAPEUTICS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect each of the Class I directors nominated by our Board of Directors to serve for a three-year term expiring at the 2028 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified: 2. To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 600,000,000. 3. To approve an amendment to our certificate of incorporation to reflect Delaware law provisions regarding officer exculpation. 4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Note: The proxies are authorized to vote, in their discretion, on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends voting FOR ALL of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) René Russo, Pharm.D. 02) Sara M. Bonstein 03) James Shannon, M.D. SCAN TO VIEW MATERIALS & VOTEw XILIO THERAPEUTICS, INC. 828 WINTER STREET, SUITE 300 WALTHAM, MA 02451 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XLO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received by Broadridge Financial Solutions, Inc. no later than June 9, 2025.

V71581-P29250 XILIO THERAPEUTICS, INC. Annual Meeting of Stockholders June 10, 2025 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) René Russo and Caroline Hensley, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Xilio Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on June 10, 2025, via a live webcast at www.virtualshareholdermeeting.com/XLO2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2024 Annual Report, Notice of Meeting and 2025 Proxy Statement are available at www.proxyvote.com.